                                                                    EXHIBIT 99.2







                                     MASTER
                               FACILITY AGREEMENT

                             dated February 14, 2003


                                      among


                            NORTEL NETWORKS LIMITED,
                                  as Principal


                                       and


                            EXPORT DEVELOPMENT CANADA

ARTICLE 1      DEFINITIONS..............................................................................  1
    1.1        Definitions..............................................................................  1
    1.2        Accounting Terms and Determinations...................................................... 13

ARTICLE 2      THE FACILITIES........................................................................... 13
    2.1        Nature of Facilities..................................................................... 13
    2.2        Termination or Suspension by EDC......................................................... 15
    2.3        Fees..................................................................................... 15
    2.4        EDC Facility............................................................................. 15

ARTICLE 3      CONDITIONS............................................................................... 15
    3.1        Closing and Effectiveness................................................................ 15
    3.2        Support.................................................................................. 17
    3.3        Waiver................................................................................... 19
    3.4        Condition Subsequent..................................................................... 19

ARTICLE 4      REPRESENTATIONS AND WARRANTIES........................................................... 19
    4.1        The Principal represents and warrants that:.............................................. 19
    4.2        Bring-Down............................................................................... 23

ARTICLE 5      COVENANTS................................................................................ 23
    5.1        Information.............................................................................. 24
    5.2        Notice of Material Events................................................................ 25
    5.3        Information Regarding Collateral......................................................... 25
    5.4        Existence; Conduct of Business........................................................... 26
    5.5        Maintenance of Properties; Payment of Obligations........................................ 26
    5.6        Insurance................................................................................ 26
    5.7        Proper Records; Rights to Inspect........................................................ 27
    5.8        Debt..................................................................................... 27
    5.9        Liens.................................................................................... 27
    5.10       Fundamental Changes...................................................................... 27
    5.11       Sales.................................................................................... 28
    5.12       Restricted Payments...................................................................... 29
    5.13       Additional Subsidiaries.................................................................. 30
    5.14       Hedging.................................................................................. 30
    5.15       Further Assurances....................................................................... 30
    5.16       Banking Procedures....................................................................... 31
    5.17       Environmental Issues..................................................................... 32
    5.18       Cash Collateral Accounts................................................................. 32

ARTICLE 6      DEFAULTS................................................................................. 32
    6.1        Events of Default........................................................................ 32

ARTICLE 7      MISCELLANEOUS............................................................................ 35
    7.1        Notices.................................................................................. 35
    7.2        No Waivers............................................................................... 35
    7.3        Expenses; Indemnification................................................................ 35

    7.4        Amendments and Waivers................................................................... 36
    7.5        Termination.............................................................................. 36
    7.6        Successors and Assigns................................................................... 36
    7.7        Governing Law; Submission to Jurisdiction................................................ 36
    7.8        Counterparts; Integration; Effectiveness................................................. 37
    7.9        Waiver of Jury Trial..................................................................... 37
    7.10       Subordinated Liens....................................................................... 37
SCHEDULE A     -  Master Indemnity Agreement

MASTER FACILITY AGREEMENT dated February 14, 2003 among NORTEL NETWORKS LIMITED, as Principal, and Export Development Canada.

The parties hereto agree as follows:

                                    ARTICLE 1
                                   Definitions

1.1 DEFINITIONS. The following terms, as used herein, have the following meanings:

         "ADDITIONAL COLLATERAL LIENS" means:

         (a) any Lien existing on December 12, 2002, other than a Transaction Lien, on any property of any Lien Grantor, so long as such Lien was permitted to be incurred under the Other Credit Agreements under which commitments were in effect at the time of such incurrence;

         (b) Liens imposed by law for taxes, assessments, governmental charges or levies (and related interest and penalties), in each case that are not yet delinquent or in default or are being contested in good faith in appropriate proceedings;

         (c) carriers', warehousemen's, mechanics', materialmen's, landlord's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in good faith in appropriate proceedings;

         (d) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

         (e) judgment Liens in respect of judgments that do not constitute an Event of Default;

         (f) easements, zoning restrictions, rights-of-way, servitudes and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Principal or any Subsidiary of the Principal;

         (g) with respect to each Mortgaged Property or Leasehold Mortgaged Property, "Permitted Encumbrances" (as defined in the Mortgage relating to such property);

         (h) Liens of a bank, broker or securities intermediary on whose records a deposit account or a securities account of the Principal or any Subsidiary of the Principal is maintained securing the payment of customary fees and commissions to the bank, broker or securities intermediary or, with respect to a deposit account, items deposited but returned unpaid;

         (i) any Liens in addition to the Transaction Liens granted to or for the benefit of EDC;

         (j) Liens securing obligations in an aggregate amount which shall not at any time exceed US$25,000,000; and

         (k) Liens on any Collateral consisting of put/call arrangements permitted hereunder;

provided that, except as provided in clauses (a), (d) and (e) above, the term "Additional Collateral Liens" shall not include any Lien that secures obligations for borrowed money or with respect to deposits or advances of any kind, obligations evidenced by bonds, debentures, notes or similar instruments or guarantees of any of the foregoing.

         "AGENCY SECURITY DOCUMENTS" means those Security Documents pursuant to which the Liens granted thereunder are granted to the Collateral Agent on behalf of, inter alia, EDC.

         "AGREEMENT" means this Master Facility Agreement and any annexes, appendices, exhibits and schedules attached hereto, each of which is hereby incorporated in the terms of this Agreement, as amended, supplemented or restated from time to time.

         "BANKS" has the meaning ascribed thereto in the Security Agreements.

         "CANADIAN SECURITY AGREEMENT" means the Canadian Guarantee and Security Agreement dated as of April 4, 2002 among the Principal, NNI, the Subsidiary Guarantors party thereto and the Collateral Agent, as amended by that certain Amendment No. 1 to the Canadian Guarantee and Security Agreement dated as of December 12, 2002 among the Principal, NNI, the Subsidiary Guarantors party thereto, the Collateral Agent and EDC, as the same may be further amended, restated and supplemented from time to time.

         "CAPITAL LEASE OBLIGATIONS" of any Person means obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required under GAAP to be classified and accounted for as capital leases on a balance sheet of such Person. The amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

         "CDN$" means the lawful currency of Canada.

         "CHANGE OF CONTROL" means (x) any person or persons acting in concert (within the meaning of the Securities Act (Ontario)), shall acquire beneficial ownership of more than 50% of the outstanding shares of common stock of the Relevant Entity, or (y) during any period of 12 consecutive calendar months, individuals who were directors of the Relevant Entity on the first day of such period (or who were nominated for election or appointed by such directors as a director of the Relevant Entity) shall cease to constitute a majority of the Relevant Entity's board of directors. For purposes of this definition, "RELEVANT ENTITY" means each of NNC and the Principal.

         "CITIBANK", "CITIBANK ACCOUNT" and "CITIBANK DEPOSIT CONTROL AGREEMENT" have the respective meanings ascribed thereto in Section 4.1(k).

         "CLOSING DATE" means February 14, 2003 or such other date as the parties hereto may agree in writing.

         "COLLATERAL" means any and all "Collateral", "Mortgaged Property", "Leasehold Mortgaged Property" and "Trust Property", as defined in any Security Document, and all other property subject to any Security Document.

         "COLLATERAL AGENT" means JPMorgan Chase Bank, in its capacity as Collateral Agent under the Security Agreements and the other Agency Security Documents, and its successors in such capacity.

         "COLLATERAL AND GUARANTEE REQUIREMENT" has the meaning ascribed thereto in the Security Agreements.

         "COLLATERAL PERIOD" means any period from and including the first day when the Debt Rating is lower than BBB- by S&P or Baa3 by Moody's to but excluding the first day when the Debt Rating is BBB (stable outlook) or higher by S&P and Baa2 (stable outlook) or higher by Moody's.

         "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Principal in its consolidated financial statements if such statements were prepared in accordance with GAAP as of such date.

         "CONSOLIDATED TANGIBLE ASSETS" means at any date the consolidated assets of the Principal less cash, cash equivalents and Intangible Assets, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated assets) of goodwill, patents, patent rights, patent licences, trademarks, trademark rights, service marks, tradenames, copyrights, acquired technology, licenses, franchises, organizations expense, share issuance and like expenses and other assets which would be treated as intangible assets in accordance with GAAP.

         "CREDIT PARTIES" means the Principal, the Lien Grantors (but excluding for purposes of Section 4.1(g) only, Qtera Corporation, Nortel Networks (CALA) Inc., Nortel Networks Global Corporation, Nortel Networks Capital Corporation, Nortel

Networks Optical Components Inc. and Nortel Networks HPOCS Inc.) and the Subsidiary Guarantors; provided that, for purposes of Sections 4.1(a), (b), (c),
(e), (i) and (j), "CREDIT PARTIES" shall not include Foreign Subsidiaries (other than Foreign Subsidiaries party to the Specified Foreign Subsidiary Guarantees).

         "DEBT" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) credit card charges of such Person on which interest charges are payable, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (g) all Guarantees by such Person of Debt of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty, indemnity agreements and Instruments, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) to the extent not otherwise included, indebtedness or similar obligations (including, if applicable, any net investment amounts) pursuant to any receivables securitization and (l) all Equity Interests of such Person which are subject to redemption otherwise than at the sole option of such Person. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that contractual provisions binding on the holder of such Debt provide that such Person is not liable therefor.

         "DEBT RATING" means any rating by Moody's or S&P with respect to the senior unsecured non-credit enhanced long-term debt of the Principal.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DESIGNATED BANK DEBT" has the meaning ascribed thereto in the Security Agreements.

         "DESIGNATED CONTINGENT OBLIGATIONS" has the meaning ascribed thereto in the Security Agreements.

         "DISCLOSURE SCHEDULE " means the disclosure schedule delivered by the Principal to EDC prior to the date hereof and initialled by the Principal and EDC for identification.

         "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in Ottawa, Canada are required or authorized by law to close.

         "EDC" means Export Development Canada, a Canadian Crown corporation.

         "EDC AGREEMENTS" means any of the instruments, documents or agreements listed in the EDC Agreement List, and such instruments, documents or agreements as may be executed with respect to the Small Bonds Facility, the Receivables Bonding Facility and the General Support Facility, in each case from time to time on or after the date of this Agreement and while this Agreement is in effect (including, for greater certainty, the Indemnity Agreements) (in every case as such may be amended, supplemented and restated from time to time).

         "EDC AGREEMENT LIST" means the list of EDC Agreements of even date herewith initialled by the Principal and EDC for identification.

         "EDC FACILITY" has the meaning ascribed thereto in the Security Agreements.

         "EFFECTIVE DATE" means the date on which the conditions specified in
Section 3.1 have been satisfied.

         "ENVIRONMENTAL LAWS" means with respect to any Person, all applicable laws, regulations, orders, judgments, decisions of, and agreements of such Person with, a Governmental Entity and all other statutory requirements relating to public health or the protection of the environment and all authorizations, permits, consents, registrations and approvals issued to or binding on such Person pursuant to such laws, agreements or statutory requirements.

         "EQUITY INTERESTS" means (i) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or (ii) any warrants, options or other rights to acquire such shares or interests.

         "EURO" means the lawful currency of the European Monetary Union.

         "EVENT OF DEFAULT" has the meaning set forth in Section 6.1.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXECUTIVE OFFICER" means any of the Chairman of the Board of Directors, the President and Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Assistant Treasurer or the Controller of the Principal.

         "5-YEAR AGREEMENTS" has the meaning ascribed thereto in the Security Agreements.

         "FACILITIES" means the Receivables Bonding Facility, the Small Bonds Facility and the General Support Facility, collectively, and "FACILITY" means any of them; and for greater certainty, the support heretofore provided by EDC and listed in the EDC Agreement List shall be deemed to be part of the Facilities, as indicated therein.

         "FACILITY DOCUMENTS" means this Agreement, the fee letter dated October 25, 2002 between NNC and EDC, the separate agreement referred to in Section 2.3 of this Agreement and in Sections 2(a) and 2(b) of the Master Agreement, the EDC Agreements and the Security Documents, collectively.

         "FOREIGN COLLATERAL" has the meaning ascribed thereto in the Security Agreements.

         "FACILITY PERIOD" means, subject to earlier termination as set forth herein, the period from and including the Effective Date to but excluding the Termination Date.

         "FOREIGN SECURITY DOCUMENTS" has the meaning ascribed thereto in the Security Agreements.

         "FOREIGN SUBSIDIARY" means a Subsidiary (which may be a corporation, limited liability company, partnership or other legal entity) organized under the laws of a jurisdiction outside the United States and Canada, and conducting substantially all its operations outside the United States and Canada.

         "FOREIGN SUBSIDIARY GUARANTEE" has the meaning ascribed thereto in the Security Agreements.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred in by the Principal's independent public accountants) with the most recent audited consolidated financial statements of the Principal and its Consolidated Subsidiaries delivered to EDC.

         "GUARANTEE" by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or other obligation;

provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "GENERAL SUPPORT FACILITY" has the meaning ascribed thereto in Section 2.1(b)(ii).

         "GOVERNMENTAL ENTITY" means any (i) multinational, federal, provincial, state, municipal, local or other government, governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

         "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest rate, currency exchange rate or commodity price hedging arrangement.

         "INDEMNITEE" has the meaning set forth in Section 7.4(b).

         "INDEMNITY AGREEMENTS" means the indemnity agreements and documents listed in the EDC Agreement List under the headings "Indemnity Agreements" and "Guarantee Agreements" (as such agreements may be amended, supplemented and restated from time to time), together with the Master Indemnity Agreement and each and every other indemnity agreement or any other kind of document containing any kind or form of reimbursement, indemnification or guarantee obligation or any other remedy in respect of Support offered by EDC, as may be entered into by the Principal, or any Subsidiary of the Principal, with EDC from time to time on or after the date of this Agreement and while this Agreement is in effect.

         "INSTRUMENT" means any letter of credit, letter of guarantee, performance bond, surety bond, or other document, agreement, instrument or writing that evidences a credit or payment obligation.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "LEASEHOLD MORTGAGE" has the meaning ascribed thereto in the Security Agreements.

         "LEASEHOLD MORTGAGED PROPERTY" has the meaning ascribed thereto in the Security Agreements.

         "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "LIEN GRANTOR" means the Principal and any of its Subsidiaries that is, or is required to be, a party to any Security Document (other than a Foreign Subsidiary Guarantee).

         "LOW INVESTMENT GRADE PERIOD" has the meaning set forth in Section 5.3(a).

         "MASTER INDEMNITY AGREEMENT" means the indemnity agreement executed by the Principal in favour of EDC in the form of Schedule A hereto, as the same may be amended, supplemented and restated from time to time.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, financial position or results of operations of the Principal and its Subsidiaries, taken as a whole. It is understood that a change in a Debt Rating shall not, in itself, constitute a Material Adverse Effect.

         "MATERIAL DEBT" means Debt (other than obligations in respect of the Facilities), or obligations in respect of one or more Hedging Agreements, of the Principal and/or one or more of its Subsidiaries in an individual principal amount of at least US$10,000,000 and which in aggregate principal amount exceeds US$100,000,000. For purposes of determining Material Debt, the "principal amount" of the obligations of the Principal and/or one or more of its Subsidiaries in respect of any Hedging Agreement at any time will be the maximum aggregate amount (after giving effect to any netting provisions or agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

         "MATERIAL SUBSIDIARY" means any Subsidiary other than those set forth on Annex B to the Canadian Security Agreement, as the same may be amended from time to time by the Principal with the consent of the Collateral Agent; or, if the Agency Security Documents are no longer in effect or no longer in effect for the benefit of EDC as a result of the existence of the Replacement Security, with the consent of EDC (in either case not to be unreasonably withheld), to (i) include Subsidiaries which cannot be (for legal or contractual reasons), or for which, in the good faith discretion of the Principal and the Collateral Agent or EDC (as the case may be), it would be unduly burdensome (whether because of law, collateral value or otherwise) to be, Subsidiary Guarantors or Lien Grantors, or
(ii) exclude Subsidiaries then set forth on such Annex B to the Canadian Security Agreement; provided that the Subsidiaries listed on Annex B to the Canadian Security Agreement shall in no event, if aggregated and considered as a single Subsidiary, account for more than 13.2% of the consolidated revenues of the Principal and its Subsidiaries (excluding the revenues of the joint ventures identified in Annex B to the Canadian Security Agreement or as may be identified in any substitute agreement in place as a result of the existence of the Replacement Security) set forth in the most recent audited consolidated financial statements of the Principal and its Consolidated Subsidiaries delivered to EDC or made publicly available.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MORTGAGE" has the meaning ascribed to such term in the Security Agreements.

         "MORTGAGED PROPERTY" has the meaning ascribed to such term in the Security Agreements.

         "NET CASH PROCEEDS" means, in connection with any disposition of property or series of related dispositions of property (including pursuant to a sale and leaseback transaction), the proceeds thereof in the form of cash and Permitted Investments (including any such proceeds received by way of deferred payment of principal pursuant to a note or instalment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by the Principal or any of its Material Subsidiaries, net of reasonable attorney's fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Debt secured by a Lien expressly permitted hereunder (other than a Transaction Lien) on any asset that is the subject of such disposition, and other customary or reasonable transaction-related fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

         "NEW SECURED OBLIGATIONS" means any non-revolving obligations of the Principal or any Material Subsidiary incurred or arising after the Closing Date and secured under all or any of the Security Documents, excluding any such obligations which are extensions, renewals, replacements or refinancings (in whole or in part) of any Secured Obligations which are debt securities outstanding on the Closing Date and which are completed prior to, or within 90 days after, the maturity of such debt securities, provided that the aggregate principal amount of all such non-revolving obligations at no time exceeds the amount of the Secured Obligations which are debt securities outstanding on the Closing Date.

         "NNC" means Nortel Networks Corporation, a Canadian corporation, and its successors.

         "NNI" means Nortel Networks Inc., a Delaware Corporation, and its successors.

         "NNI FOREIGN PLEDGE AGREEMENT" has the meaning ascribed thereto in the Security Agreements.

         "NNL FOREIGN PLEDGE AGREEMENT" has the meaning ascribed thereto in the Security Agreements.

         "OTHER CREDIT AGREEMENTS" means the NNI Credit Agreement and the NNL Credit Agreement, in each case as defined in the Security Agreements.

         "PERFECTION CERTIFICATE" means, collectively, certificates in the form of Exhibit E to each of the agreements referred to in the definition of "Security Agreements" or any other form approved by the Collateral Agent or if there is no Collateral Agent, by EDC.

         "PERMITTED INVESTMENTS" means investments in:

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States or Canada (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States or Canada, as the case may be), in each case maturing within one year from the date of acquisition thereof;

         (b) commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P, Moody's or Dominion Bond Rating Services Limited;

         (c) certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof or Canada which has a combined capital and surplus and undivided profits of at least US$500,000,000;

         (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

         (e) in the case of any Foreign Subsidiary, (i) marketable direct obligations issued by, or unconditionally guaranteed by, the sovereign nation in which such Person is organized and is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by S&P, A2 by Moody's or A mid by Dominion Bond Rating Service Limited or carries an equivalent rating from a comparable foreign rating agency or
                  (ii) investments of the type and maturity described in clauses
                  (b) through (d) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies; and

         (f) any other investments made in compliance with Corporate Procedure No. 303.30 of NNC with respect to cash investments and safe custody arrangements, substantially as in effect on December 20, 2001.

         "PERMITTED LIENS" means (a) the Transaction Liens and (b) the Additional Collateral Liens.

         "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PRINCIPAL" means Nortel Networks Limited, a Canadian corporation, and its successors.

         "PRINCIPAL'S 2001 FORM 10-K" means the Principal's annual report on Form 10-K as filed on March 11, 2002, as filed with the Securities and Exchange Commission pursuant to the Exchange Act.

         "PRINCIPAL'S 2002 Q3 FORM 10-Q" means the Principal's quarterly report on Form 10-Q for the period ended September 30, 2002, as filed with the Securities and Exchange Commission pursuant to the Exchange Act.

         "RECEIVABLES BONDING FACILITY" has the meaning ascribed thereto in
Section 2.1(b)(i).

         "REPLACEMENT SECURITY" means the cash collateral security, if any, granted to EDC as described in the proviso to the definition of "Bank Termination Date" in Section 1(b) of the Security Agreements.

         "RESTRICTED COUNTRIES" means those jurisdictions from time to time notified in writing by EDC to the Principal as jurisdictions to, or for the benefit of, which EDC shall not provide any support.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "SECURED OBLIGATIONS" has the meaning specified in Section 1 of the Security Agreements.

         "SECURED PARTIES" has the meaning specified in Section 1 of the Security Agreements.

         "SECURITY AGREEMENTS" means, collectively, the U.S. Security Agreement and the Canadian Security Agreement.

         "SECURITY DOCUMENTS" means the Security Agreements, the NNI Foreign Pledge Agreement, the NNL Foreign Pledge Agreement, the Mortgages, the Leasehold

Mortgages, the Foreign Subsidiary Guarantees and each other security agreement, control agreement, pledge, instrument or document heretofore or hereafter executed and delivered pursuant to any of the foregoing to secure any of the Secured Obligations, together with any security agreements, instruments or documents delivered to EDC as Replacement Security; provided however, that the NNI Foreign Pledge Agreement, the NNL Foreign Pledge Agreement and the Foreign Subsidiary Guarantees (other than the Specified Foreign Subsidiary Guarantees) shall cease to constitute Security Documents after the Bank Termination Date (as defined therein).

         "SMALL BONDS FACILITY" has the meaning ascribed thereto in Section 2.1(a).

         "SPECIFIED EVENT OF DEFAULT" means an Event of Default set forth in any of Sections 6.1(a), (c), (f), (g), (h) or (m) hereof.

         "SPECIFIED FOREIGN SUBSIDIARY GUARANTEES" means the Foreign Subsidiary Guarantees of Nortel Networks (Ireland) Limited, Nortel Networks U.K. Limited and Nortel Networks (Asia) Limited.

         "STERLING" means the lawful currency of the United Kingdom.

         "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Principal.

         "SUBSIDIARY GUARANTORS" means the Principal and each Subsidiary that is a party to the Security Documents as a Subsidiary Guarantor or to a Foreign Subsidiary Guarantee.

         "SUBSIDIARY LIEN GRANTORS" has the meaning ascribed thereto in the U.S. Security Agreement.

         "SUPPORT" means each and every provision of support by EDC provided at the Principal's request, for the benefit of the Principal and its affiliates (including without limitation its Subsidiaries), pursuant to the Facilities; provided, however, that such requested support is not for, and will not result in, the benefit of or assistance to any Person incorporated, organized or otherwise formed in, or any Person's operations, ventures or business (whether continuing or isolated in nature) in, any of the Restricted Countries. For greater certainty, any particular "Support" shall be deemed to be outstanding for so long as EDC shall have any liability under any of the Facilities or for so long as the Principal shall have any liability under any of the Facilities, with respect to any indemnity, reimbursement or guarantee obligations owed to EDC for any payments made by EDC under the Facilities, or to make any payment to EDC under any of the Facilities (to the extent, in the case of partial reimbursement or payment, of the portion thereof not yet reimbursed or paid).

         "TERMINATION DATE" means June 30, 2004, unless extended by the written agreement of the parties hereto.

         "TRANSACTION LIENS" means the Liens on Collateral granted by the Credit Parties under the Security Documents.

         "US DOLLARS" and the sign "US$" means lawful currency of the United States.

         "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         "U.S. SECURITY AGREEMENT" means the U.S. guarantee and security agreement dated as of April 4, 2002 among the Principal, NNI, the Subsidiaries of NNI listed on the signature pages thereof and the Collateral Agent, as amended by that certain Amendment No. 1 to the U.S. Guarantee and Security Agreement dated as of December 12, 2002 among the same parties, as the same may be further amended, restated and supplemented from time to time.

1.2 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Principal's independent public accountants) with the most recent audited consolidated financial statements of the Principal and its Consolidated Subsidiaries delivered to EDC.


                                    ARTICLE 2
                                 THE FACILITIES

2.1      NATURE OF FACILITIES

    (a) Committed. Small Bonds Facility. EDC agrees, on the terms and conditions set forth in this Agreement, to provide Support up to a maximum aggregate amount of US$300 million, or the equivalent thereof in Euros, CDN$, or Sterling, or in such other currencies as EDC may agree to support (or any combination thereof), outstanding at any time (including for the purpose of calculating the amount of such Support, the amount of support outstanding from time to time under the EDC Agreements described under the heading "Small Bonds Facility" in the EDC Agreement List). Such Support shall be provided on a revolving basis in the form of guarantee bonds or guarantee type documents in support of the issuance by financial institutions, at the request of the Principal, of Instruments in respect of contract performance. Such Instruments shall mature no later than the Termination Date and shall be issued with individual amounts of up to and including US$10 million or the equivalent thereof, in Euros, CDN$, or Sterling, or in such other currency as EDC may agree to support. The facility referred to in this

         Section 2.1(a) is hereinafter referred to as the "SMALL BONDS FACILITY". EDC's commitment to provide Support under the Small Bonds Facility shall terminate at the close of business on the day immediately preceding the Termination Date.

    (b)  Uncommitted.

         (i) Receivables Bonding Facility. EDC agrees, on the terms and conditions set forth in this Agreement and subject to the exercise of its sole discretion, to provide Support of up to a maximum aggregate of US$150 million, or the equivalent thereof in Euros, CDN$, or Sterling, or in such other currencies as EDC may agree to support (or any combination thereof), outstanding at any time, (including, for the purpose of calculating the amount of such Support, the amount of support outstanding from time to time under the EDC Agreements described under the heading "Receivables Bonding Facility" in the EDC Agreement List). Such Support shall be provided on a revolving basis through the provision of guarantee bonds or guarantee type documents issued to financial institutions in connection with the purchase of accounts receivable or securitizations by such financial institutions or through the purchase of accounts receivable or securitizations by EDC. The facility described in this Section 2.1(b)(i) is hereinafter referred to as the "RECEIVABLES BONDING FACILITY". Receivables supported under the Receivables Bonding Facility shall be payable no later than the Termination Date. The Receivables Bonding Facility shall automatically terminate at the close of business on the day immediately preceding the Termination Date. EDC will approve or decline coverage for transactions requested by the Principal on a case-by-case basis.

         (ii) General Support Facility. EDC agrees, on the terms and conditions set forth in the Agreement and subject to the exercise of its sole discretion, to provide Support up to a maximum aggregate of US$300 million, or the equivalent thereof in Euros, CDN$, or Sterling, or in such other currencies as EDC may agree to support (or any combination thereof) (including, for the purpose of calculating the amount of such Support, the amount of support outstanding from time to time under the EDC Agreements described under the heading "General Support Facility" in the EDC Agreement List). Such Support shall be provided on a non-revolving basis through: (i) the provision of guarantee bonds or guarantee type documents issued to financial institutions in connection with the purchase of accounts receivable or securitizations by such financial institutions; (ii) the purchase of accounts receivable or securitizations by EDC, or (iii) the provision of guarantee bonds or guarantee type documents in support of the issuance by financial institutions, at the request of the Principal, of Instruments in support of contract performance. Such receivables and Instruments shall mature no later than the Termination Date. The facility described in this Section 2.1(b)(ii) is hereinafter referred to as the "GENERAL SUPPORT FACILITY". The General Support Facility shall automatically terminate at the close of business on the day immediately preceding the Termination Date. The General Support Facility shall be non-revolving and, for greater certainty, EDC will approve or decline coverage for transactions requested by the Principal on a case-by-case basis.

         (iii) Discretion. For greater certainty, the Principal hereby acknowledges that EDC shall be under no obligation at any time to permit any use to be made of the Receivables Bonding Facility or the General Support Facility, notwithstanding that the conditions precedent to the provision of any such Support shall all have been satisfied, it being further acknowledged and agreed by the Principal that the provision of such Facilities is at the total and unfettered discretion of EDC.

2.2 TERMINATION OR SUSPENSION BY EDC. Without limiting the discretionary nature of the Receivables Bonding Facility or the General Support Facility, EDC may terminate or suspend the Receivables Bonding Facility or General Support Facility at any time and at its sole discretion, upon written notice to the Principal, and EDC may terminate or suspend the Small Bonds Facility at any time after the occurrence of an Event of Default which is continuing, provided that the termination or suspension of a Facility shall not affect any Support as is then outstanding thereunder, but no further Support will be provided under such Facility following a termination or during a suspension thereof.

2.3 FEES. The Principal shall pay to EDC, within 30 days of the Closing Date, the up front fee separately agreed by the Principal and EDC in writing. In addition the Principal agrees that it shall pay to EDC such fees as may be required under the terms and conditions of any of the EDC Agreements and the Principal further acknowledges that notwithstanding any stipulation to the effect that a fee is payable to EDC by a third party under any of the EDC Agreements that the Principal may, pursuant to an agreement with such third party or with EDC, be liable for the payment of such fee.

2.4 EDC FACILITY. The parties hereto acknowledge that the Facilities (and all Support given in connection with the EDC Agreements) are part of the "EDC Facility" as such term is defined in the Security Agreements.


                                    ARTICLE 3
                                   Conditions

3.1 CLOSING AND EFFECTIVENESS. The closing hereunder shall occur, the Facilities shall become available (subject always to the discretionary nature of the

Receivables Bonding Facility and the General Support Facility), and the Effective Date shall occur, upon receipt by EDC of the following documents, each dated the Closing Date, unless otherwise indicated:

    (a)  the duly executed Master Indemnity Agreement of the Principal;

    (b) opinions of legal officers of the Principal with respect to matters relating to the Lien Grantors party to the Canadian Security Agreement and the Principal as party to this Agreement, the Master Indemnity Agreement and the NNL Foreign Pledge Agreement governed by Ontario law and opinions of legal officers of NNI with respect to matters relating to NNI and the Subsidiary Lien Grantors, in each case in form and substance satisfactory to EDC, acting reasonably;

    (c) an opinion of Cleary, Gottlieb, Steen & Hamilton, counsel for the Principal, NNI and the Subsidiary Lien Grantors, with respect to the U.S. Security Agreement, the NNI Foreign Pledge Agreement and certain other Agency Security Documents governed by New York law, in form and substance satisfactory to EDC, acting reasonably;

    (d) an opinion of Ogilvy Renault, counsel for the Principal, NNI and the Subsidiary Guarantors party to the Canadian Security Agreement, with respect to this Agreement, the Master Indemnity Agreement and the NNL Foreign Pledge Agreement governed by Ontario law, in form and substance satisfactory to EDC, acting reasonably;

    (e) opinions of counsel to the Principal and its Subsidiaries, as applicable, as to the security created by the Agency Security Documents (other than the Foreign Security Documents), including without limitation with respect to the making of all necessary filings, recordings and registrations and the perfection of such security, together with updated search results, in every such case, in form and substance satisfactory to EDC, acting reasonably;

    (f) a certificate, signed by the Chief Financial Officer or the Controller of the Principal, in form and substance satisfactory to EDC stating that since December 31, 2001, except as set forth in the Disclosure Schedule or any of the Principal's Exchange Act filings filed after December 31, 2001 and prior to the Closing Date, there has been no material adverse change in the business, financial position or results of operations of the Principal and its Consolidated Subsidiaries, considered as a whole;

    (g) a certificate signed by the Corporate Secretary of the Principal in form and substance satisfactory to EDC, attaching true and correct copies of all current articles and by-laws of the Principal, all resolutions authorizing the execution, delivery and performance by the Principal of the Facility Documents to which it is a party and a certificate of incumbency of the Principal, together with certificates of compliance/good standing or the equivalent thereof for the Principal, NNI and the Material Subsidiaries (other than Foreign Subsidiaries except for Nortel Networks U.K. Limited and Nortel Networks (Ireland) Limited) in their respective jurisdictions of incorporation;

    (h) evidence satisfactory to EDC that the aggregate amount of Support provided pursuant to the EDC Agreements that are listed in the EDC Agreement List and the entire amount of the Small Bonds Facility committed hereunder (including without limitation that listed under "Small Bonds Facility" on the EDC Agreement List) shall have been properly designated under the Security Agreements as Designated Bank Debt and that the Collateral Agent shall have acknowledged, in writing, receipt of notice of such designation, and shall, in the aggregate, together with all other Designated Contingent Obligations, not exceed the maximum amount of Designated Contingent Obligations permitted to be designated as Designated Bank Debt under the Security Agreements and that EDC shall have become a Secured Party;

    (i) evidence satisfactory to EDC, that any filings, recordings or registrations (whether by way of amendment or otherwise) have been duly made in respect of the Agency Security Documents and that the security constituted thereby has been duly perfected;

    (j) composite conformed copies of the Security Agreements reflecting all amendments to date;

    (k) the fact that the representations and warranties of the Principal set forth in this Agreement, are true and correct on and as of the Closing Date regardless of when they are expressed to be made;

    (l) an opinion of Stikeman Elliott, counsel to the Principal, with respect to the Mortgage relating to certain real property located in Alberta, in form and substance satisfactory to EDC, acting reasonably;

    (m)  such other documents as EDC, acting reasonably, may require.

         EDC shall notify the Principal on satisfaction of the conditions precedent set forth in clauses (a) through (m) above, except for clause (h), and upon receiving such notice, the Principal shall promptly cause the condition in clause (h) to be complied with and unless and until such condition has been satisfied, the Effective Date shall not have occurred.

3.2 SUPPORT. Without limiting the discretionary nature of the Receivables Bonding Facility and the General Support Facility, the obligation of EDC to make any Support available at any time is subject to the satisfaction of the following conditions:

    (a) the fact that, immediately before and after the provision of such Support, no Default shall have occurred and be continuing;

    (b) the fact that, immediately after the provision of such Support, the aggregate outstanding exposure of EDC under the relevant Facility will not exceed the maximum aggregate Support for such Facility;

    (c) in the case of the Receivables Bonding Facility and the General Support Facility, receipt from the Principal of a written request for Support;

    (d) in the case of Support which is not pursuant to the Small Bonds Facility, evidence satisfactory to EDC that such Support shall have been properly designated under the Security Agreements as Designated Bank Debt and that the Collateral Agent shall have acknowledged, in writing, receipt of notice of such designation, and that, once designated, such Support, in the aggregate, together with all other Designated Contingent Obligations, shall not exceed the maximum amount of Designated Contingent Obligations permitted to be designated as Designated Bank Debt under the Security Agreements;

    (e) in the case of the provision of Support under the Receivables Bonding Facility or the General Support Facility, unless otherwise agreed by EDC, the fact that the representations and warranties of the Principal contained in this Agreement (other than Section 4.1(l)) shall be true on and as of the date of the provision of any such Support regardless of when they are expressed to be made;

    (f) in the case of any provision of Support during a Collateral Period, the provisions of section 30 of the U.S. Security Agreement and section 31 of the Canadian Security Agreement and the Collateral and Guarantee Requirement shall have been satisfied in full in respect of Subsidiaries acquired subsequent to December 12, 2002 or in the event that the Collateral Period which commenced on April 4, 2002 has ended and a new Collateral Period has commenced;

    (g) EDC shall have approved any documentation in respect of which such Support is to be given and shall be satisfied that the terms and conditions thereof are acceptable to it;

    (h) in the case of the Receivables Bonding Facility and the General Support Facility the fact that, both before and immediately after the provision of such Support, EDC's aggregate exposure under the EDC Agreements (as determined by EDC), at the exchange rates then prevailing, shall not exceed the equivalent of US$750 million;

    (i) no call shall have been made on any Instrument issued on behalf of the Principal or any Subsidiary, whether or not such Instrument is subject to this Agreement, which, together with any other calls for performance on any such Instruments after the date of this Agreement, aggregates in excess of US$100,000,000;

    (j) the debt rating by Moody's or S&P with respect to senior secured long-term debt of the Principal shall not have ceased to exist or shall not have been downgraded to less than "B3" by Moody's or to less than "B minus" by S&P; and

    (k) in respect of any Support to be provided on or after March 15, 2003, the opinions described in Section 3.4.

         At the time of each provision of Support hereunder, the Principal shall be deemed to have represented and warranted hereunder as to the facts specified in clauses (a), (d), (f) and (i) of this Section and at the time of each provision of Support under the Receivables Bonding Facility or the General Support Facility, the Principal shall be deemed to have made the representations and warranties specified in clause (e) of this Section, in each case, it being understood that a certificate from an officer of the Principal to such effect shall not be required.

3.3 WAIVER. The conditions set forth in Section 3.1 and 3.2 are included for the sole and exclusive benefit of EDC and may be waived by it in whole or in part without prejudicing the right of EDC at any time to assert such conditions in respect of any subsequent Support and without limiting the right of EDC to decline at any time to give any Support under the Receivables Bonding Facility or the General Support Facility.

3.4 CONDITION SUBSEQUENT. It shall be a condition subsequent to the Closing Date that, no later than March 15, 2003, the Principal will provide to EDC opinions of counsel for those Subsidiary Guarantors party to the Specified Foreign Subsidiary Guarantees and an opinion of Baker & McKenzie, counsel to the Principal, NNI and Nortel Networks (CALA) Inc., in each case, in form and substance satisfactory to EDC, acting reasonably.


                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

4.1      The Principal represents and warrants that:

    (a) CORPORATE EXISTENCE AND POWER. Each Credit Party is a corporation duly incorporated and validly existing (and, in the case of the Principal and NNI, in compliance or good standing, as applicable) under the laws of the jurisdiction of its incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, the absence of which would have a material adverse effect on the ability of such Credit Party to perform its obligations under the Facility Documents.

    (b) CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Credit Party of the Facility Documents to which it is a party (i) are within such Credit Party's corporate powers and have been duly authorized by all necessary corporate action, (ii) require no action by or in respect of, or filing with, any governmental body, agency or official and (iii) do not contravene any provision of applicable law or regulation or any provision of the certificate of incorporation or by-laws of such Credit Party or any contractual restriction, order, decree or other instrument binding upon such Credit Party or any of its Subsidiaries, except, in the case of clauses (ii) and (iii) above, any such action, filing or contravention which would not have a material adverse effect on the ability of such Credit Party to perform its obligations under the Facility Documents.

    (c) BINDING EFFECT. Each of the Facility Documents constitutes or, when executed, will constitute valid and binding agreements of the Credit Parties which are parties to them, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, by general principles of equity (it being understood that the enforceability thereof in Canada may be limited by the Currency Act (Canada), which precludes Canadian courts from awarding a judgment for an amount expressed in a currency other than Canadian dollars, and to the extent that any requirement to pay interest at a greater rate after than before default may not be enforceable in Canada if the same is construed by a Canadian court to constitute a penalty).

    (d)  FINANCIAL INFORMATION.

         (i) Except as set forth in the Disclosure Schedule or any of the Principal's Exchange Act filings filed after December 31, 2001, the (A) consolidated balance sheet of the Principal and its Consolidated Subsidiaries as of December 31, 2001 and the related consolidated statements of operations, cash flows and retained earnings for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in the Principal's 2001 Form 10-K, and (B) the unaudited consolidated balance sheet of the Principal and its Consolidated Subsidiaries as of September 30, 2002 and the related consolidated statements of operations, cash flows and retained earnings for the three quarters then ended, and set forth in the Principal's 2002 Q3 Form 10-Q, fairly present, in conformity with GAAP, the consolidated financial position of the Principal and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year or such portion of such fiscal year, as applicable, subject, in the case of the statements as of and for the period ended September 30, 2002, to normal year-end adjustments.

         (ii) Since December 31, 2001, except as set forth in the Disclosure Schedule or any of the Principal's Exchange Act filings filed after December 31, 2001, there has been no material adverse change in the business, financial position or results of operations of the Principal and its Consolidated Subsidiaries, taken as a whole.

    (e) LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of the Principal threatened against or affecting, the Principal or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision (i) which could have a material adverse effect on the ability of a Credit Party to perform its obligations under the Facility Documents to which it is party, except as disclosed in any of the Principal's Exchange Act filings, or (ii) which in any manner draws into question the validity of any of the Facility Documents.

    (f) TAXES. Each of the Principal and its Consolidated Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed by it and has paid or caused to be paid all taxes required to have been paid by it, except (i) any taxes that are being contested in good faith by appropriate proceedings and for which the relevant obligor has set aside on its books adequate reserves or (ii) to the extent that failures to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

    (g)  SOLVENCY.

         (i) As of the date hereof, and as of the first day of each Collateral Period, with respect to each party named below and based on the most recent monthly financial information available to the Principal, (A) the fair value of the assets of each Credit Party organized under the laws of a jurisdiction within the United States (a "U.S. Credit Party"), at a fair valuation viewing such Person as a going concern, will exceed its debts and liabilities, subordinated, contingent or otherwise; (B) the present fair saleable value of the property of each U.S. Credit Party will exceed the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (C) each U.S. Credit Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (D) no U.S. Credit Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and proposed to be conducted after each date this representation is made.

         (ii) As of the date hereof, and the first day of each Collateral Period, with respect to any Credit Party that is subject to the insolvency laws of Canada and based on the most recent monthly financial information available to the Principal, (A) the aggregate property of such Person at fair valuation, or if disposed of at a fairly conducted sale under legal process, is sufficient to enable payment of all its obligations, due and accruing due; (B) the property of such Person is, at a fair valuation, greater than the total amount of liabilities, including contingent liabilities, of such Person; (C) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due; and (D) such Person is not for any reason unable to meet its obligations as they generally become due.

    (h)  SECURITY DOCUMENTS.

         (i) Each of the Principal, each Lien Grantor and each Subsidiary Guarantor has complied with all of its respective obligations under each of the Security Documents (other than the Foreign Security Documents except the Specified Foreign Subsidiary Guarantees) to which it is a party;

         (ii) the representations and warranties set forth in the Security Agreements and the Specified Foreign Subsidiary Guarantees required to be made on each Drawdown Date (as defined in the Security Agreements) by each of the Principal, each Lien Grantor and each Subsidiary Guarantor party thereto are true and correct; and

         (iii) upon the designation by the Principal of any indemnity, reimbursement or guarantee obligation owing by a Lien Grantor to EDC as a Secured Obligation or Guaranteed Obligation (other than with respect to a Guaranteed Obligation, such indemnity, reimbursement or guarantee obligation of the Principal), or both, as applicable, in accordance with section 21(c)(iii) of the Canadian Security Agreement or section 22(c)(iii) of the U.S. Security Agreement, EDC will be a Secured Party, provided that EDC is the holder of such Secured Obligation or Guaranteed Obligation.

    (i) ENVIRONMENTAL MATTERS. The Principal is not aware of any failure on its part or on the part of any of the other Credit Parties to comply in all material respects with all applicable Environmental Laws other than where failure to comply would not reasonably be expected to have a Material Adverse Effect.

    (j) COMPLIANCE WITH LAW. Each Credit Party is in compliance with all applicable laws, judgments, orders, rulings and guidelines and decisions having force of law, in each case other than (except in the case of laws relating to corruption and bribery) where failure to comply would not reasonably be expected to have a Material Adverse Effect.

    (k) WAIVER OF SET-OFF RIGHTS. The Principal maintains only deposit accounts in the United States separate from those of NNI and its Subsidiaries; such accounts are in its name only and such accounts are not consolidated with the accounts of any other Person. The primary account (other than collection and "lock-box" accounts maintained for the purpose of clearing payments and receipts prior to sweeping out the funds represented thereby and accounts related to the sale or securitization of accounts receivable) maintained in the United States by the Material Subsidiaries organized under the laws of any state in the United States for the consolidation of their deposit accounts in the United States is account number 30463444 (the "Citibank Account") at Citibank, N.A. ("Citibank") in the name of NNI. Such account is subject to the Deposit Account Control Agreement dated as of September 12, 2002 (the "Citibank Deposit Account Control Agreement") among NNI, the Collateral Agent and Citibank, a true and complete copy of which has been delivered to EDC.

    (l) INSURANCE. The certificate of insurance held by or for the benefit of the Principal and its Material Subsidiaries delivered to EDC on January 23, 2003 is accurate and complete in all material respects and such insurance, subject to reduction in the amounts thereof in November, 2002 to reflect the then current business environment and consistent with industry practice, is consistent with the insurance that was in place on the date of execution and delivery of the credit agreements entered into by the Principal, NNI and other Material Subsidiaries with banks for whom the Collateral Agent acted as administrative agent in December, 2001 and collateral agent in April, 2002.

    (m) PERFECTION CERTIFICATES. The information contained in each of the Perfection Certificates delivered by the Lien Grantors pursuant to
         Section 4(i) of the Canadian Security Agreement and Section 3(i) of the US Security Agreement in January, 2002, true copies of which have been delivered to EDC, is correct and complete as of the respective dates thereof and has not been amended or supplemented as at the date hereof.

4.2 BRING-DOWN. As long as any Support is outstanding under the Small Bonds Facility, the representations and warranties set forth in this Agreement (other than Section 4.1(l)) shall be deemed to have been made again as at the last day of each calendar month regardless of when they are expressed to be made.


                                    ARTICLE 5
                                    COVENANTS

The Principal agrees that, so long as this Agreement is in effect, EDC has any commitment hereunder, there are any Instruments outstanding under any of the Facilities or any amount payable under any Indemnity Agreement remains unpaid:

5.1      INFORMATION. The Principal will deliver to EDC:

    (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Principal, the Principal's annual report on Form 10-K as filed with the Securities and Exchange Commission, including a consolidated balance sheet of the Principal and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, cash flows and retained earnings for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

    (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Principal, the Principal's quarterly report on Form 10-Q as filed with the Securities and Exchange Commission, including a consolidated balance sheet of the Principal and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of operations, cash flows and retained earnings for such quarter and for the portion of the Principal's fiscal year ended at the end of such quarter, setting forth in the case of such statements of operations, cash flows and retained earnings, in comparative form the figures for the corresponding quarter and the corresponding portion of the Principal's previous fiscal year;

    (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the Treasurer or Assistant Treasurer of the Principal (i) stating whether to the best of such Person's knowledge, after having conducted a reasonable investigation, any Default exists on the date of such certificate and, if any Default then exists, setting forth reasonable details thereof and (ii) setting forth reasonably detailed information concerning any assets excluded from the Collateral pursuant to section 31(c) of the US Security Agreement or Section 32(c) of the Canadian Security Agreement since December 12, 2002 or, once a certificate has been delivered pursuant to this Section 5.1(c), since the date of the last certificate delivered pursuant to this Section 5.1(c);

    (d) contemporaneously with the delivery of any notice to the Collateral Agent of the designation of any Designated Contingent Obligations (other than those owing to EDC) under section 22 of the U.S. Security Agreement or section 21 of the Canadian Security Agreement, a copy of such notice; and

    (e) from time to time such additional information regarding the financial position or business of the Principal and its Subsidiaries as EDC may reasonably request to enable EDC to protect its rights under the Facility Documents; provided that neither the Principal nor NNI shall be under any obligation to supply any information the supply of which would be contrary to any confidentiality obligation binding on the Principal or NNI or any of their respective Subsidiaries or which, in the Principal's opinion, is unpublished price sensitive information or the supply of which would, in the Principal's opinion, be contrary to any applicable securities laws or the regulations of any relevant stock exchange.

5.2 NOTICE OF MATERIAL EVENTS. As soon as practicable, and in any event within the earlier of five Domestic Business Days and seven days, after an Executive Officer acquires knowledge thereof, the Principal will furnish to EDC prompt written notice of the following:

    (a) the occurrence of any Default and the action that the Principal proposes to take, or has taken, to cure such Default;

    (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or governmental authority against or affecting the Principal or any Subsidiary that has a reasonable possibility of being adversely determined and, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

    (c)  any change in any Debt Rating with negative implications; and

    (d)  the occurrence of a Material Adverse Effect.

Each notice delivered under this Section (other than clause (c) above) shall be accompanied by a statement of an Executive Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

5.3      INFORMATION REGARDING COLLATERAL.

    (a) During a Collateral Period and any other period when the Debt Rating is not BBB (stable outlook) or higher by S&P and Baa2 (stable outlook) or higher by Moody's (a "Low Investment Grade Period"), the Principal will furnish to the Collateral Agent and EDC prompt written notice of any change in (i) any Credit Party's corporate name or any trade name used to identify it in the conduct of its business or any Credit Party's chief executive office, its principal place of business, or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (ii) any Credit Party's identity or corporate structure (including, without limitation, its jurisdiction of organization) or (iii) any Credit Party's U.S. Federal Taxpayer Identification Number.

    (b) Each year during a Collateral Period or a Low Investment Grade Period, at the time annual financial statements with respect to the preceding fiscal year are delivered pursuant to Section 5.1(a), the Principal will deliver to the Collateral Agent and EDC a certificate of an Executive Officer setting forth the information required pursuant to Section A of the Perfection Certificate or confirming that there has been no change in such information since January 15, 2002 (the date of delivery of the latest Perfection Certificate prior to the date hereof) or the date of the most recent certificate delivered pursuant to this subsection.

5.4 EXISTENCE; CONDUCT OF BUSINESS. The Principal will, and will cause its Material Subsidiaries to, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names necessary or desirable to the normal conduct of the business of the Principal and its Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any amalgamation, merger, consolidation, liquidation or dissolution permitted under Section 5.10.

5.5 MAINTENANCE OF PROPERTIES; PAYMENT OF OBLIGATIONS. The Principal will, and will cause its Material Subsidiaries to, maintain all property material to the conduct of the business of the Principal and its Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted. The Principal will, and will cause each of its Subsidiaries to, pay its obligations, including tax obligations, that, if not paid, could result in a Material Adverse Effect, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Principal, NNI or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

5.6      INSURANCE.

    (a) The Principal will, and will cause each of its Material Subsidiaries to, maintain, with reputable insurance carriers, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar business, owning similar properties, and located in the same general areas in which the Principal or such Material Subsidiary, as the case may be, operates, provided that insurance coverage against terrorist acts shall be required only so long as such coverage is available on commercially reasonable terms. It is understood that the insurance policies maintained by the Principal and its Material Subsidiaries on the date hereof shall be deemed adequate for purposes of this subsection.

    (b) In addition, during the Collateral Period, the Principal shall mail notice to EDC of any cancellation, material reduction in amount or material change in any casualty insurance covering the Collateral at least 20 days prior to such cancellation, reduction or change, and any such casualty insurance shall (x) name the Collateral Agent as insured party or loss payee with respect to its interest, as applicable (provided that so long as no Specified Event of Default has occurred and is continuing the Collateral Agent shall make such proceeds available to the Principal and the Principal shall use such proceeds for the repair, reconstruction or replacement of the damaged property provided that the Principal, acting reasonably, determines it is commercially reasonable to effect such repair, reconstruction or replacement), (y) if reasonably requested by the Collateral Agent or EDC, include a breach of warranty clause and (z) be reasonably satisfactory in all other respects to the Collateral Agent and EDC.

5.7 PROPER RECORDS; RIGHTS TO INSPECT. The Principal will, and will cause NNI to, record, summarize and report all financial information in accordance with GAAP, which information will include information on such Person's Subsidiaries prepared on a consolidated basis. Each Credit Party will permit any representatives designated by EDC, upon reasonable prior notice, to visit and inspect its properties (including, without limitation, the Collateral during a Collateral Period), to examine and make extracts from its books and records, and to discuss its affairs, finances and condition and the Collateral with any officers designated for such purpose by an Executive Officer and (after reasonable prior notice to the Principal and subject to the right of such designated officers to be present during such discussions) independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested; provided that unless an Event of Default has occurred and is continuing, EDC may take such actions only once during each fiscal quarter of the Principal.

5.8 DEBT. The Principal will not, and will not permit any Material Subsidiary to, create, incur, assume or permit to exist any Debt constituting Secured Obligations in excess of the amount permitted under the Security Agreements.

5.9 LIENS. The Principal will not, and will not permit any Material Subsidiary to, create or permit to exist any Lien on any Collateral now owned or hereafter acquired by it, or, except as permitted by the Security Agreements, assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except Permitted Liens.

5.10     FUNDAMENTAL CHANGES.

    (a) The Principal will not, and will not permit any Material Subsidiary to, amalgamate, merge or consolidate with or into any other Person, or liquidate or dissolve, or permit any other Person to amalgamate, merge or consolidate with or into it, provided that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Subsidiary may amalgamate, merge or consolidate with or into the Principal in a transaction in which the Principal (which shall include the successor of any such amalgamation of the Principal and any Subsidiary) is the surviving or resulting corporation, (ii) the Principal may amalgamate with NNC, (iii) any Subsidiary may amalgamate, merge or consolidate with or into any Subsidiary in a transaction in which the surviving or resulting entity is a Subsidiary and, if any party to such transaction is a party to a Security Document as a Subsidiary Guarantor, a Lien Grantor or both, then if such surviving or resulting entity shall, as a matter of law, or pursuant to confirmation agreements or other instruments acceptable to EDC, acting reasonably, also be a Subsidiary Guarantor, Lien Grantor or both, as applicable, and (iv) any Subsidiary (except NNI) may liquidate or dissolve if the Principal determines in good faith that such liquidation or dissolution is in the best interests of the Principal and would not materially and adversely affect the ability of the Principal to perform its obligations under this Agreement. It is understood that an asset sale permitted by Section 5.11 which is effected through an amalgamation, merger or consolidation shall not contravene this Section 5.10.

    (b) The Principal will not, and will not permit any Material Subsidiary to, engage to any material extent in any business except businesses of the types conducted by the Principal and its Subsidiaries on the date of this Agreement and businesses reasonably related thereto.

5.11 SALES. If the aggregate book value of any assets of the Principal and/or any Material Subsidiary which are sold, leased, transferred, subjected to put/call arrangements or otherwise disposed of (other than pursuant to any of the transactions described in subsections (a) to (g) hereof) during a fiscal year of the Principal, exceeds 40% of the book value of Consolidated Tangible Assets, each such book value to be calculated by reference to the most recently available audited consolidated financial statements of the Principal, then the Principal shall (i) cause the Net Cash Proceeds arising from any such sales, leases, transfers, put/call arrangements or other dispositions in excess of such 40% threshhold to be used, within 10 days after receipt of such amounts, to provide to EDC or third parties designated by EDC to whom EDC has liability under any EDC Agreements, a first priority security interest in cash collateral (including deposits of cash) equal to the amount of such Net Cash Proceeds and
(ii) obtain from such third parties, to the extent that cash collateral has been provided to such third parties, releases of EDC from its obligations under such EDC Agreements; such cash collateral security arrangements and any releases shall be in form and substance satisfactory to EDC and such third parties; provided that if any such third party refuses to accept such cash collateral or to so release EDC, then such cash collateral, in form and substance satisfactory to EDC, shall be provided to, and accepted by, EDC, except that no such cash collateral and no such releases shall be required in respect of the following transactions:

    (a) sales of inventory, used or surplus equipment or Permitted Investments or sales, assignments or licenses (or abandonments) of intellectual property or technology, all in the ordinary course of business;

    (b) sales, transfers and other dispositions to the Principal or a Subsidiary; provided that any such sales, transfers or dispositions to a Subsidiary that is not a Material Subsidiary shall be at prices not less favourable than could be obtained on an arm's-length basis from unrelated third parties, it being understood that prices determined in accordance with the Principal's policies and relevant tax or regulatory requirements as customarily applied by the Principal will be deemed to be on arm's-length basis;

    (c) sales, transfers and other dispositions under consideration on the Closing Date or on the date hereof and the possibility of which was disclosed in the Disclosure Schedule;

    (d) sale and leaseback transactions and sales of accounts receivable or rights in respect thereof, not otherwise prohibited under any of the Facility Documents;

    (e) (i) easements or other similar covenant agreements that relate to and/or benefit the operation of the property of the Principal or any Subsidiary, do not materially or adversely affect the use and operation of the same and are granted in the ordinary course of business within reasonable commercial standards and (ii) leases or subleases pursuant to arm's-length transactions;

    (f) sales, transfers or other dispositions of assets or property (including Debt, Equity Interests or rights thereto) acquired or made pursuant to vendor financings permitted under the Security Documents; or

    (g) other individual sales, transfers, leases or dispositions that yield Net Cash Proceeds less than or equal to US$5,000,000 (including dispositions for which no Net Cash Proceeds are received);

provided that all sales, transfers, put/call arrangements, leases and other dispositions contemplated by this Section (except those referenced in clause (b) above) shall be made for fair value as determined by the Principal or as necessary to comply with relevant tax or regulatory requirements as customarily applied by the Principal and provided further that all proceeds arising therefrom, after deduction of reasonable expenses associated therewith, after and during the continuance of a Specified Event of Default, shall be deposited and maintained in accounts of the Principal or such Material Subsidiary, as applicable, subject to a perfected security interest in favour of the Collateral Agent and EDC pursuant to the Security Documents. The Principal shall promptly take or cause to be taken all such actions as are necessary to ensure that such perfection is achieved. EDC acknowledges and agrees that any action, or any request or demand by it to the Collateral Agent to take any action, to exercise rights or remedies under the Security Documents to satisfy any obligations owed by the Principal in respect of any Support in respect of which cash collateral has been provided in accordance with this Section 5.11, will be taken, requested or demanded, as applicable, only to the extent that such cash collateral does not satisfy the amount of such obligations.

5.12 RESTRICTED PAYMENTS. The Principal will not, and will not permit any Material Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any prepayment or early retirement of all or any part of (i) any New Secured Obligations, or any provisions of the Person to whom such New Secured Obligations are owed, in respect thereof unless, contemporaneously therewith, the Principal or such Material Subsidiary makes a proportionate payment on any outstanding non-contingent obligations then owing to EDC and provides cash collateral by way of the grant of a first priority perfected security interest in cash (including deposits of cash) on a proportionate basis for the outstanding contingent obligations under the Facilities, on terms and conditions satisfactory to EDC acting reasonably (it being understood that any such cash to be applied for the benefit of EDC under this Section 5.12 shall be applied, first, to outstanding non-contingent obligations and second, to outstanding contingent obligations) or
(ii) any Secured Obligation or New Secured Obligation if an Event of Default has occurred and is continuing. EDC acknowledges and agrees that any action, or any request or demand by it to the Collateral Agent to take any action, to exercise rights or remedies under the Security Documents to satisfy any obligations owed by the Principal in respect of any Support in respect of which cash collateral has been provided in accordance with this Section 5.12, will be taken, requested or demanded, as applicable, only to the extent that such cash collateral does not satisfy the amount of such obligations.

5.13 ADDITIONAL SUBSIDIARIES. If any additional Subsidiary is formed or acquired after the date hereof, the Principal will, within five Domestic Business Days after such Subsidiary is formed or acquired, notify EDC thereof and will comply with, and cause each such additional Subsidiary to comply with, the provisions of section 31 and, if applicable, section 5(h) of the Canadian Security Agreement or section 30 of the U.S. Security Agreement, as applicable.

5.14 HEDGING. The Principal will not, and will not permit any Material Subsidiary to, secure any obligations with respect to any Hedging Agreements if, as a result thereof, the aggregate of (i) any such obligations which are designated as Designated Hedging Agreements (as defined in the Security Agreements) and (ii) the amount of any cash, cash equivalents and Permitted Investments on which Liens are granted as security for any such obligations would at any time exceed US$1 billion.

5.15     FURTHER ASSURANCES.

    (a) During the Collateral Period, the Principal, at its expense, shall execute and deliver, and cause the Lien Grantors to execute and deliver, any and all further documents, financing statements, agreements and instruments and shall, from time to time, at its expense register, file or record the Security Documents (or instruments granting at least equivalent security) in the appropriate office in each province of Canada and in all other offices and jurisdictions where such documents, financing statements, agreements and instruments or such registration, filing or recording is in the opinion of EDC or the Collateral Agent from time to time necessary or of advantage to the creation or perfection of the Transaction Liens under the Security Documents created thereby or intended so to be and the Principal shall deliver to EDC and the Collateral Agent, on demand, certificates and other evidence reasonably satisfactory to EDC and the Collateral Agent as to the perfection and priority of the Transaction Liens constituted or intended to be constituted by the Security Documents. The Principal shall do, observe and perform, at the Principal's expense, all matters and things necessary or expedient to be done, observed and performed for the purpose of creating, maintaining and preserving as valid and effective security the Transactions Liens constituted or intended to be constituted by the Security Documents and creating, maintaining and preserving the priority thereof.

    (b) If any assets (including any real property or improvements thereto or any interest therein) are acquired by any Lien Grantor after the date hereof (other than assets constituting Collateral that become subject to Transaction Liens upon acquisition thereof) which, in the case of real property, has a fair market value of US$5 million or more, or, in the case of personal property, is required by the terms of any Security Document to be subject to the Lien thereof, without limiting any obligations of any Lien Grantor or the Principal under any of the Security Documents, the Principal will promptly notify the Collateral Agent and EDC thereof, and, if requested by the Collateral Agent or EDC during a Collateral Period, the Principal will cause such assets to be subjected to a Transaction Lien securing the Secured Obligations (reasonably structured for any jurisdiction imposing mortgage recording or similar taxes) and will take, or cause the relevant Lien Grantor to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect or record such Transaction Lien, including actions described in this Section 5.15, all at the Principal's expense. For the purpose of this Section 5.15(b), the Principal will cause to be delivered to the Collateral Agent or, if there is no Collateral Agent, EDC, Mortgages on real property acquired by it or any Material Subsidiary to the extent such owned real property has a fair market value of US$5,000,000 or more within 30 days of the date of acquisition of such real property.

5.16 BANKING PROCEDURES. The Principal shall not, and shall not permit NNI to, (i) make any amendment of any waiver by Citibank or waive the enforcement of any such waiver, of rights of set-off under the Citibank Deposit Account Control Agreement or (ii) make any change which would result in the Citibank Account no longer being the primary account (other than collection and "lock-box" accounts maintained for the purpose of clearing payments and receipts prior to sweeping out the funds represented thereby and accounts related to the sale or securitization of accounts receivable) maintained in the United States by the Material Subsidiaries organized under the laws of any of the states of the United States for the consolidation of their deposit accounts, in each case, without the prior express written consent of EDC (such consent not to be unreasonably withheld); provided, however, that if such change occurs as a result of the termination by Citibank of the Citibank Account, such prior consent shall not be required; provided further, however, that the Principal shall promptly notify EDC of such termination and shall have 60 days from the date upon which Citibank provides notice of such termination to obtain the waiver and effect the perfection hereinafter described in this Section. The Principal agrees that, without limiting the foregoing, EDC shall be deemed to be acting reasonably in withholding its consent to any change described in clause (ii) of this Section 5.16 if it does not receive evidence satisfactory to it, acting reasonably, of the obtaining of an irrevocable waiver of rights of set-off (except for rights of set-off of the bank with respect to amounts due to it in respect of customary fees and expenses for routine maintenance and operation of the account, any misposted credits and the face amount of any cheques that have been credited to the account but are subsequently returned unpaid) from any institution to which it is proposed that such account will be transferred or with whom any new account in replacement of the Citibank Account is to be opened, such waiver to be effective contemporaneously with any such transfer or account opening. Upon the request of EDC and subject to the second proviso above in the circumstances set forth therein, the Principal shall cause each of its Material Subsidiaries organized under the laws of any state of the United States to, promptly take such actions as EDC may reasonably request to ensure the perfection of any security interest held by the Collateral Agent or otherwise held by or on behalf of EDC in any such alternate accounts pursuant to the Security Documents (including without limitation the execution and delivery of any account control agreement) prior to any such change.

5.17 ENVIRONMENTAL ISSUES. The Principal will, and will cause each other Credit Party to, (i) comply with all applicable Environmental Laws, including obtaining and maintaining all relevant environmental permits necessary to ensure that there is no Material Adverse Effect; and (ii) promptly notify EDC of any environmental claim, notice or order against it which if adversely determined to such Credit Party, could reasonably be expected to result in a Material Adverse Effect.

5.18 CASH COLLATERAL ACCOUNTS. If a Specified Event of Default shall have occurred and be continuing, the Principal shall cause each relevant Lien Grantor who owns Pledged Equity Interests not held in a Cash Collateral Account (as defined in the Security Agreements) to establish a Cash Collateral Account for the deposit of Cash Distributions (as defined in the Security Agreements) contemplated by Section 12 of the Canadian Security Agreement or Section 13 of the U.S. Security Agreement, as applicable.


                                    ARTICLE 6
                                    DEFAULTS

6.1 EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

    (a) the Principal shall fail to pay when due any amount payable under any of the EDC Agreements within three Domestic Business Days after demand therefor;

    (b) the Principal shall fail to observe or perform any covenant contained in Section 5.2 or 5.4 (with respect to the existence of the Principal) or in Sections 5.8 through 5.10 or Section 5.14 or 5.16;

    (c) the Principal or any Material Subsidiary shall fail to observe or perform any covenant contained in Section 5.11, 5.12 or 5.18;

    (d) the Principal shall fail to observe or perform any covenant or agreement contained in the Facility Documents (other than those covered by clause (a), (b) or (c) above) and does not remedy the failure on or before thirty days after notice thereof has been given to the Principal by EDC;

    (e) any representation or warranty made (or, pursuant to Section 3.2 or 4.2, deemed made) by any Credit Party in the Facility Documents (other than the Foreign Security Documents, except the Specified Foreign Subsidiary Guarantees) or in any certificate delivered pursuant to such Facility Documents shall prove to have been incorrect in any material respect when made (or deemed made);

    (f) (i) the Principal or any Subsidiary shall fail to make a payment or payments (whether of principal or interest and regardless of amount) in respect of Material Debt when the same shall become due, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and such failure shall continue beyond any applicable grace period; or
         (ii) any event or condition occurs that results in Material Debt becoming due before its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of Material Debt or any trustee or agent on its or their behalf to cause Material Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, before its scheduled maturity;

    (g) the Principal or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

    (h) an involuntary case or other proceeding shall be commenced against the Principal or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Principal or any Material

         Subsidiary under the bankruptcy or insolvency laws as now or hereafter in effect in Canada or the United States;

    (i) judgments or orders for the payment of money in excess of US$100,000,000 shall be rendered against the Principal or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days, or a judgment creditor shall attach or levy upon any assets of the Principal or any Subsidiary to enforce any such judgment;

    (j)  a Change of Control shall occur;

    (k) any Lien purported to be created under any Security Document (other than a Foreign Security Document, except a Specified Foreign Subsidiary Guarantee) relating to one or more items of Collateral (other than Foreign Collateral, as defined in the Security Agreements) with an aggregate value determined by the Collateral Agent or, if there is no Collateral Agent, EDC, in its sole discretion (which determination may be based solely upon information furnished by the Principal or the Collateral Agent or, if there is no Collateral Agent, EDC) to exceed US$5,000,000 shall cease to be, or shall be asserted by any Credit Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under the Facility Documents, (ii) as a result of the Collateral Agent's or, if there is no Collateral Agent, EDC's, failure to maintain possession of any stock certificates, promissory notes or other documents delivered to it under the Security Agreement or (iii) after the Bank Termination Date (as defined in the NNL Foreign Pledge Agreement and NNI Foreign Pledge Agreement), Liens constituted by the NNL Foreign Pledge Agreement and NNI Foreign Pledge Agreement;

    (l) (i) the guarantee of any Subsidiary Guarantor contained in the Canadian Security Agreement or of any Foreign Subsidiary in any Specified Foreign Subsidiary Guarantee shall at any time fail to constitute a valid and binding agreement of such Person party thereto or any such Person shall so assert in writing except in the circumstance contemplated by the definition of "Security Documents" or (ii) the Guarantee by NNI under the U.S. Security Agreement shall at any time fail to constitute a valid and binding agreement of NNI or any party shall so assert in writing;

    (m) any obligation of the Principal under any Indemnity Agreement is not Designated Bank Debt or any obligation of the Principal with respect to any of the Facilities is not a Secured Obligation (unless Replacement Security has been provided to secure such obligation); or

    (n) EDC's aggregate exposure, at any time, under the EDC Agreements (as determined by EDC), at the exchange rates then prevailing, shall exceed the equivalent of US$750 million unless the Principal has pledged to EDC, by way of a first priority security interest satisfactory to EDC, an amount of cash (including deposits of cash) equal to the amount of any such excess;

then, and in every such event, in addition to any other right or remedy available to it or to anyone acting on its behalf under any of the Security Documents or otherwise, or arising at law or in equity, EDC may, by notice to the Principal, terminate any commitment it may have hereunder to allow any further use of the Facilities, and may, if such Event of Default is a Specified Event of Default, enforce or require anyone holding security on its behalf to enforce such security and require the Principal to cash collateralize the amounts of any Support outstanding under the Facilities.


                                    ARTICLE 7
                                  Miscellaneous

7.1 NOTICES. Except as otherwise expressly provided herein, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing and, with respect to the reports and other information referred to in the next sentence, by e-mail or other electronic means) and shall be given to such party: (a) in the case of the Principal or EDC, at its address, facsimile number or telex number set forth on the signature pages hereof, or (b) in the case of any party, such other address, facsimile number, telex number or e-mail address as such party may hereafter specify for the purpose by notice to EDC and the Principal. All reports and other information required to be delivered to EDC pursuant to
Section 5.1(a), (b) or (c) may be delivered by e-mail (either as an e-mail attachment or by including an appropriate internet link to such reports or other information). Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received,
(ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by e-mail, when such e-mail is transmitted to the e-mail addressed specified in this Section, or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to EDC under
Article 2 shall not be effective until received.

7.2 NO WAIVERS. No failure or delay by EDC in exercising any right, power or privilege hereunder or under any EDC Agreement or any of the Facilities shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7.3      EXPENSES; INDEMNIFICATION.

    (a) The Principal shall promptly pay (i) all reasonable out-of-pocket expenses of EDC, including fees and disbursements of special counsel for EDC, in connection with the preparation and administration of any of the Facility Documents, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by EDC, including (without duplication) the fees and disbursements of outside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

    (b) The Principal agrees to indemnify EDC, its affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened by a Person which is not a party hereto or an affiliate of a party hereto relating to any actual, proposed or potential use of the Facilities; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or wilful misconduct as determined by a court of competent jurisdiction.

7.4 AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Principal and EDC.

7.5 TERMINATION. This Agreement shall terminate on the earlier of (i) the later of the Termination Date and the date on which all obligations in respect of any outstanding Support and any EDC Agreements shall have been satisfied in their entirety and (ii) the date on which Replacement Security is provided; provided, however, that no such termination shall affect any agreements hereunder which are intended to survive any such termination, including without limitation Sections 7.3, 7.6, 7.7, 7.9 and 7.10 hereof or any indemnity, guarantee or reimbursement obligations under any Indemnity Agreements.

7.6 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns, except that the Principal may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of EDC and any attempt to do so shall be null and void.

7.7 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and each Indemnity Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The Principal hereby submits to the nonexclusive jurisdiction of the courts of the Province of Ontario and the federal courts of Canada, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Principal irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

7.8 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement, together with the other Facility Documents, constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof except as may be expressly set forth or referred to herein. This Agreement shall become effective upon receipt by EDC of counterparts hereof signed by each of the Principal and EDC (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by EDC in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

7.9 WAIVER OF JURY TRIAL. EACH OF THE PRINCIPAL AND EDC HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.10 SUBORDINATED LIENS. Nothing in the Security Agreements shall be construed to require EDC to agree to accept any Subordinated Lien (as therein defined) or, if it at its sole discretion, EDC agrees to accept any such Subordinated Lien, to agree to do so on the terms set out in the Security Agreements or in Annex D thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              NORTEL NETWORKS LIMITED,
                              as Principal

                              By:          /s/ KATHARINE B. STEVENSON
                                           ---------------------------------
                              Name:        Katharine B. Stevenson
                              Title:       Treasurer

                              Per:         /s/ GORDON A. DAVIES
                                           ---------------------------------
                              Name:        Gordon A. Davies
                              Title:       Assistant Secretary

                              Address:     8200 Dixie Road, Suite 100
                                           Brampton, Ontario  L6T 5P6

                                           Facsimile:  905-863-8563

                              EXPORT DEVELOPMENT CANADA

                              By:          /s/ STEPHEN DAVIES
                                           -------------------------------------
                              Name:        Stephen Davies
                              Title:       Financial Services Manager,
                                           Telecom Team

                              Per:         /s/ YVES L'HEUREUX
                                           -------------------------------------
                              Name:        Yves L'Heureux
                              Title:       Senior Financial Services Manager,
                                           Telecom Team

                              Address:     151 O'Connor Road
                                           Ottawa, Ontario  K1A 1K3

                                           Facsimile:  613-598-6858